UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 7, 2006

HAEMONETICS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-10730	04-2882273

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road	02184

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  781-848-7100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Christopher Lindop will join Haemonetics Corporation in January 2007 as Vice President and Chief Financial (CFO).   Mr. Lindop will replace Haemonetics’ current CFO, Ronald Ryan, whose planned retirement was announced earlier this year.

Mr. Lindop  has significant financial experience including service as the Chief Financial Officer  of Inverness Medical Innovations and as an audit partner for two international accounting and auditing firms.  Since 2003, Mr. Lindop has been Chief Financial Officer at Inverness, a global developer of advanced consumer and professional diagnostic products, including products in healthcare, cardiology and infectious disease.  Mr. Lindop also serves as a director and chairman of the audit committee of PAREXEL International Corporation.  From 2002 until 2003, Mr. Lindop was a Partner in the Boston offices of Ernst & Young LLP.  Previously he was a partner at Arthur Andersen LLP.

Mr. Lindop’s compensation will include an annual base salary of $385,000.  Additionally he will be eligible for a target annual bonus of $173,250.  70% of the target bonus is dependent upon the achievement of stated corporate financial targets for revenue and operating income, with the opportunity for over achievement in payment for financial performance in excess of the targets.  The remaining 30% of the target bonus is dependent upon achievement of individual performance objectives.  Mr. Lindop’s target annual bonus will be pro-rated for time served during the current fiscal year.

Additionally, Mr. Lindop will receive a sign-on bonus of $300,000, within 30 days of his start date, and a grant of options under the Company’s 2005 Long Term Incentive Plan to purchase Company common stock with a Black Scholes value of $1,000,000.  The actual grant of stock options will be made at the next regularly scheduled meeting of the Compensation Committee of the Board of Directors.   The exercise price of the options will be equal to the fair market value at the date of grant.  It is anticipated that the options to be granted by the Compensation Committee will include customary terms including a four year vesting schedule, and an acceleration of the vesting schedule upon a change in control (CIC).

Mr. Lindop will be eligible for benefits under a CIC arrangement.   The CIC benefit is subject to a double trigger, namely, the CIC benefit is paid only upon (i) an actual change in control and  (ii) the actual loss of the executive’s position. The CIC benefits include (a) a lump sum payment of 2.0 times the annual base and target bonus cash compensation, (b) continuation of health and welfare plan coverages or payment of cost for comparable health and welfare plan coverages for one year from the date of loss of coverages due to CIC, and (c) tax gross up to cover excise taxes, if any, on CIC benefits. Reference is made to the Exhibit 10AQ filed with the Company’s Annual Report on Form 10-K for the year ended April 1, 2006, for the form of CIC agreement applicable to members of the Company’s Operating Committee, of which Mr. Lindop will be a member.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1 Press Release issued by Haemonetics Corporation on December 11, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

(Registrant)

Date: December 12, 2006	/s/ Ronald J. Ryan

Ronald J. Ryan, Vice President and Chief Financial Officer